UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 15, 2005

Neose Technologies, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-27718	13-3549286
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

102 Witmer Road, Horsham, Pennsylvania		19044
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	215-315-9000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On December 15, 2005, Neose Technologies, Inc. (the "Company") entered into an amendment (the "Amendment") to its Research, Development and License Agreement with Novo Nordisk A/S and Novo Nordisk Health Care AG (collectively Novo Nordisk A/S and Novo Nordisk Health Care AG shall be referred to as "Novo") dated as of November 17, 2003, as previously amended (the "Novo Agreement").

Under the Novo Agreement, the Company is conducting work on next-generation version of a particular Novo protein. The Amendment provides for:
• an additional project related to the particular protein; and
• two additional milestone payments to be made to Neose upon the occurrence of certain events related to the additional project.

The Company does not have any material relationship with Novo Nordisk or its affiliates other than:
• in respect of the Novo Agreement and the Amendment; and
• in respect of a separate Research, Development and License Agreement with Novo Nordisk A/S, dated November 17, 2003, as amended, under which the Company is conducting work on next-generation versions of two additional proteins.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit 99.1 - Press release dated December 15, 2005.

Neose “Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding our business that are not historical facts are “forward-looking statements” that involve risks and uncertainties, including without limitation the risk that we will not receive the additional milestone payments. For a discussion of these risks and uncertainties, any of which could cause our actual results to differ from those contained in the forward-looking statement, see the section of Neose’s Annual Report on Form 10-K for the year ended December 31, 2004, entitled “Factors Affecting the Company’s Prospects” and discussions of potential risks and uncertainties in Neose’s subsequent filings with the SEC.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Neose Technologies, Inc.

December 15, 2005	By:	Debra J. Poul

Name: Debra J. Poul
Title: Senior Vice President and General Counsel

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Exhibit Index

Exhibit No.	Description

99.1	Press release dated December 15, 2005